COVENANT NOT TO COMPETE

      This Covenant not to compete is made this 23rd day July, 1996 by and between Command Security Corporation, a New York corporation (the "Company"), and Gordon Robinett ("Robinett").

      WHEREAS the Company and Robinett have mutually agreed to the termination of Robinett's employment and employment Agreement dated ____, as amended; and

      WHEREAS, the Company desires to protect its interests and its client list, trade secrets and other intangibles;

      NOW, THEREFORE the parties agree as follows:

      1. Term of Agreement. This Agreement shall be for a period ending on July 19, 2000.

      2. Payment. In consideration of Robinett's Agreement not to compete with the Company as defined below, the Company shall pay the following non-refundable payments to Robinett: $22,500 upon execution of this Agreement, $22,500 within 45 days thereafter and six additional installments of $22,500 each on April 1, 1997; October 1, 1997; April 1, 1998; October 1, 1998; April 1, 1999; and
October 1, 1999. In addition, the exercise price under Robinett's option and warrants covering 227,500 shares of the Company's common stock will be reduced to $2.50 per share and be exercisable until July 19, 2000. In the event of a breach of this Agreement by Robinett, the Company's obligation to make payments hereunder shall cease and any unexercised option or warrant shall revert to its original terms with respect to exercise price.

      2.1 As long as Robinett and his immediate family members and assigns are not in breach of this Agreement, Robinett shall receive health insurance coverage during the term of this Agreement on the same basis as the Company's senior executive officers without charge and which shall not be less coverage than exists upon the date of execution of this Agreement.

      3. Event of Death. In the event Robinett dies during the term of this Agreement, provided his immediate family members and assigns comply with this Agreement, the payments due to Robinett in accordance with this Agreement shall be paid to such immediate family members or assigns.

      4. Non-Compete. Robinett agrees that during the term of this Agreement he will not engage (as an individual or as a stockholder, trustee, partner, financier, agent, employee, consultant, independent consultant or representative of any person, firm, corporation or association) or have any interest, direct or indirect, in any business in competition with the business of the Company as conducted as of the date hereof; provided that this Covenant Not to Compete shall not prevent Robinett from acquiring and holding not more than 2% of the outstanding shares of any corporation engaged in such competitive business if such shares are available to the general public on a national securities exchange.

      4.1 The foregoing Covenant Not to Compete shall extend to the immediate family members and assigns of Robinett such that if any of them engage in any business in competition with the business of the Company, the payments due hereunder as well as this Agreement shall terminate immediately.

      4.3 In the event of a breach of any covenant contained in this Covenant Not to Compete by Robinett or his immediate family members or assigns, the Company shall be entitled to an injunction restraining such breach in addition to any other remedies provided by law or equity if the continued breach would result in additional damage to the Company.

      4.4 No assignment of this Agreement will release Robinett or his immediate family members from their obligation to comply with this Agreement.

      5. Non-Disclosure and Non-Solicitation. Robinett and his immediate family members or assigns will not, at any time, other than for the benefit of the Company, exploit, publish or disclose any non-public confidential or proprietary information or trade secrets relating to the business of the Company except: as required by law; to the Company's outside auditors or legal counsel; in respect of required financial or other disclosure; to members of the Company's Board of Directors; and to persons within the Company believed by Robinett, in good faith, to be authorized to receive same. All documents and copies thereof, containing any of the same, in the possession of Robinett or his immediate family members as the result of his employment or consulting with the Company or any of its subsidiaries shall remain the property of the Company, and shall be surrendered to the Company.

      5.1 Definitions. For the purposes of this paragraph 5, the following definitions shall apply:

      5.1.1 "Company" - Command Security Corporation and each of its subsidiaries;

      5.1.2 "Client" - Any person or entity, other than a "Major Client" as defined below, with which the Company has, as of sixty days prior to the date of this Agreement up to and including the date of its termination, a guard service Agreement (pursuant to which the Company provides back office services to such person or entity);

      5.1.3 "Key Employee" - any officer, branch manager or client or account manager of the Company employed by the Company as of sixty days prior to the date of this Agreement up to and including the date of its termination;

      5.1.4 "Major Client" - All Service Agreement Clients, as of sixty days prior to the date of this Agreement up to and including the date of its termination;

      5.1.5 "Solicit" - Any personal communication by Robinett (whether in person, in writing, by telephone or otherwise) for the purpose of (i) encouraging any Client, Major Client, or Key Employee to terminate or alter its business relationship with the Company, or (ii) interfering with the business relationship between the Company and any Client, Major Client or Key Employee.

      5.1.6 "Robinett" - Includes Robinett as well as his immediate family members and assigns.

      5.2 During the term of this Agreement and for a period of twelve (12) months following the date of its termination, Robinett shall not Solicit any Client.

      5.3 During the term of this Agreement and for a period of eighteen (18) months following the date of its termination, Robinett shall not Solicit any Major Client.

      5.4 During the term of this Agreement and for the first twelve (12) months following the date of its termination, Robinett shall not Solicit any Key Employee; provided that if such Key Employee is associated with, or involved in servicing the account of, any Major Client, such prohibition shall extend for eighteen (18) months following the date of this Agreement's termination.

      5.5 During the term of this Agreement and for the first twenty-four (24) months following its termination, Robinett shall not directly or indirectly employ any Key Employee without the prior written consent of the Company.

      6. Notices. All notices and consents required or desired to be given pursuant hereto shall be in writing and shall be deemed properly given if delivered to the addressee by overnight courier, in person, or if mailed, by registered or certified mail, return receipt requested, to the following addresses:

            (a) If to the Company, then at its headquarters at Route 55, Lexington Park, Lagrangeville, New York 12540.

            (b) If to Robinett, then at his home address at 6 Bate Road, Craryville, New York 12521.

      6.1 Any address specified above may be changed by notice given, as herein provided, by the party hereto whose address is being changed to the other party hereto.

      6.2 If any such notice or consent is delivered in person, the date of delivery shall be deemed the date of such notice or consent; and if any notice or consent is mailed, the date of receipt of the mailing shall be deemed the date of such notice and consent.

      7. Amendment, Breach and Waiver. This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by both parties hereto and approved by the Board of Directors of the Company. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or any other provision, or of the right of such party thereafter to enforce each and every such provision or other provision in the event of subsequent breach.

      8. Agreement Binding Upon Successors. This Agreement shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and upon Robinett, his heirs, executors, administrators and legal representatives.

      9. Construction/Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its principles or conflicts of laws.

      9.1 This Agreement contains the entire Agreement of the parties with respect to the subject matter hereof and supersedes all prior Agreements or understandings among the parties with respect thereto.

      10. Judgment on Default. Provided Robinett or his immediate family members or assigns have not violated any of the non-compete, non-disclosure and non-solicitation provisions of this Agreement, in the event the Company continues in default after the notice and expiration of the cure period of
Section 10.2, in any of its payment obligations to Robinett pursuant to this Agreement, any and all amounts to be paid to him for the remainder of the term of this Agreement shall become immediately due and payable. Notwithstanding any such payments Robinett and his immediate family members and assigns shall remain subject to and in compliance with the non-compete, non-disclosure and non-solicitation provisions of this Agreement. Upon any breach thereof all accelerated payments will be returned to Command immediately.

      10.1 Subject to the terms of Section 10.2, upon such default, the Company hereby confesses judgment for said amount, together with interest from the date of the default at the prime rate as published in the Wall Street Journal, as well as all costs, disbursements and attorneys fees incurred by Robinett and authorizes entry thereof against the Company in said amount in a County within the State of New York wherein it has its principal place of business.

      10.2 The Affidavit of Confession of Judgment executed simultaneously herewith, a copy of which is annexed hereto, will be delivered to and held in accordance with an escrow agreement between the parties and Herzog, Engstrom & Koplovitz, (the "Escrow Agent"). Upon receipt by the Escrow Agent of a written notice from Robinett of a default in any payment due to Robinett hereunder, the Escrow Agent shall notify the Company of its receipt of such notice. In the event the Escrow Agent does not receive evidence, within seven (7) days thereafter, that the unaccelerated installment payment due to Robinett has been paid by the Company (the Company having the right to cure any default without acceleration within such period) the Escrow Agent shall release the Affidavit of Confession of Judgment to Robinett. The parties hereto agree to indemnify and hold harmless the Escrow Agent from any liability in the performance of its duties hereunder, gross negligence excepted.

      11. Other Agreements. Robinett agrees not to terminate the Liquidation Assistance Agreements dated February 24, 1995, by and between him and Deltec Development Corporation and The CIT Group/Credit Finance, Inc. Robinett agrees that his employment Agreement with the Company and any and all other contractual obligations of the Company to him, except as described herein, are terminated.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 23rd day of July, 1996.


                                 ___________________________________
                                 Gordon Robinett

                                 COMMAND SECURITY CORPORATION

                                 By:________________________________
                                       William C. Vassell
                                      Chairman of the Board